Exhibit 10.6

REE AUTOMOTIVE, LTD. EMPLOYEE STOCK PURCHASE PLAN

Section 1. Purpose. This REE Automotive, Ltd. Employee Stock Purchase Plan (the “Plan”) is intended to provide Eligible Employees of the Company and the Participating Companies with an opportunity to acquire a proprietary interest in the Company through the purchase of Shares. The Plan has two components: (a) one component (the “423 Component”) is intended to qualify as an “employee stock purchase plan” under Section 423(b) of the Code, and the Plan will be interpreted in a manner that is consistent with that intent, and (b) the other component (the “Non-423 Component”), which is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, authorizes the grant of options pursuant to rules, procedures or sub-plans adopted by the Committee that are designed to achieve tax, securities laws or other objectives for Eligible Employees. Rights granted under the Non-423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Committee and designed to achieve tax, securities laws or other objectives for Eligible Employees and Participating Companies but shall not be intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise provided herein or as may be determined by the Committee, the Non-423 Component will operate and be administered in the same manner as the 423 Component. Offerings intended to be made under the Non-423 Component will be designated as such by the Committee at or prior to the time of such Offering.

For purposes of the Plan, the Committee may designate separate Offerings under the Plan in which Eligible Employees will participate. The terms of these Offerings need not be identical, even if the dates of the applicable Offering Period(s) in each such Offering are identical, provided that the terms of participation are the same within each separate Offering under the 423 Component (as determined under Section 423 of the Code). Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the 423 Component and the Non-423 Component of the Plan.

Section 2. Definitions

Wherever the following terms are used in the Plan, they shall have the meanings specified below unless the context clearly indicates otherwise.

(a) “Affiliate” means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

(b) “Applicable Law” means the requirements relating to the administration of employee stock purchase plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which Shares are listed or quoted and the applicable laws and rules of any non-U.S. country or other jurisdiction where rights under the Plan are granted.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(e) “Commission” means the Securities and Exchange Commission.

(f) “Committee” means a committee of the Board established or appointed by the Board to administer the Plan. If the Board does not designate such committee, references herein to the “Committee” shall refer to the Board.

(g) “Company” means REE Automotive, Ltd., an Israeli company, including any successor thereto.

(h) “Compensation” means all base salary, wages, annual bonuses and commissions paid to an Eligible Employee by the Company or a Participating Company as compensation for services to the Company or Participating Company, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, vacation pay, holiday pay, parental leave pay, jury duty pay and funeral leave pay, but excluding car allowances, transit payments, relocation assistance, reimbursements (such as travel expenses, financial planning, tuition assistance, adoption assistance and similar reimbursements and advances), imputed income, cost-of-living allowances, tax gross-ups, nonqualified deferred compensation plan payments, severance or termination pay, third party sick pay, income relating to equity or equity-based compensation, cash incentive compensation, commissions, special cash awards or bonuses (such as recognition awards or referral bonuses), and other irregular and special payments that are non-recurring, and income received in connection with stock options or other equity-based awards.

(i) “Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.

(j) “Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased Shares under the Plan.

(k) “Effective Date” means, once the Plan is adopted by the Board and approved by the shareholders of the Company in accordance with Section 20(k) of the Plan, the later of (i) the date on which the registration statement covering the offering of the Shares is declared effective by the Commission and (ii) a date to be determined by the Committee.

(l) “Eligible Employee” means:

(i) With respect to the 423 Component, an Employee who (i) has been employed by the Company or a Participating Company for at least six (6) months and (ii) is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year; provided that executive officers, members of the Board and managing directors, in each case who are “highly compensated employees” of the Company or a Participating Company (within the meaning of Section 414(q) of the Code), shall not constitute “Eligible Employees.” Notwithstanding the foregoing, the Committee (a) may exclude from participation in the Plan or any Offering any other Employees who are “highly compensated employees” or sub-set of such “highly compensated employees” provided the exclusion is applied in an identical manner to all “highly compensated employees” of the Company and all Participating Companies whose Employees are offered options under the Plan or any Offering in a manner that is compliant with Section 423 of the Code and (b) shall exclude any Employees located outside of the United States to the extent permitted under Section 423 of the Code

(ii) With respect to the Non-423 Component, such Employees as determined by the Committee; provided that no Employee may qualify as an Eligible Employee under the Non-423 Component if such Employee is subject to taxation in the United States.

(m) “Employee” means any person who renders services to the Company or a Participating Company as an employee pursuant to an employment relationship with such employer, and, with respect to the 423 Component, a person who is an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Company that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

(n) “Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.

(o) “ESPP Share Account” means an account into which Shares purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(q) “Fair Market Value” means, as of any date, the closing price of a Share on the Trading Day immediately preceding the date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee in its discretion and such determination shall be conclusive and binding on all persons.

(r) “Offering” means an offer under the Plan of a right to purchase Shares that may be exercised during an Offering Period. Unless otherwise specified by the Committee, each Offering to the Eligible Employees of the Company or a Participating Company shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treas. Reg. § 1.423-2(a)(1), the terms of each separate Offering under the 423 Component need not be identical, provided that the terms of the 423 Component and an Offering thereunder together satisfy Treas. Reg. § 1.423-2(a)(2) and (a)(3).

(s) “Offering Date” means the first Trading Day of each Offering Period as designated by the Committee.

(t) “Offering Period” has the meaning set forth in Section 5.

(u) “Offering Period Limit” has the meaning set forth in Section Section 7.

(v) “Participant” means an Eligible Employee who is actively participating in the Plan.

(w) “Participating Companies” means the Subsidiaries and Affiliates that have been designated as eligible to participate in the Plan, and such other Subsidiaries and Affiliates that may be designated by the Committee from time to time in its sole discretion. For purposes of the 423 Component, only the Company and its Subsidiaries may be Participating Companies; provided, however, that at any given time, a Subsidiary that is a Participating Company under the 423 Component will not be a Participating Company under the Non-423 Component. The Committee may so designate any Subsidiary or Affiliate, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the shareholders of the Company.

(x) “Plan” means this REE Automotive, Ltd. Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.

(y) “Purchase Date” means the last Trading Day of each Offering Period.

(z) “Purchase Price” means the purchase price designated by the Committee with respect to each Offering (which purchase price, for purposes of the 423 Component, shall not be less than 85% of the Fair Market Value of a Share on the Offering Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Committee with respect to any Offering, the purchase price for the Offering Periods in such Offering shall be 85% of the Fair Market Value of a Share on the Offering Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Committee pursuant to Section 18 of the Plan and shall not be less than the par value of a Share.

(aa) “Securities Act” means the Securities provision Act of 1933, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Securities Act includes any successor thereof.

(bb) “Share” means an ordinary share of the Company.

(cc) “Subsidiary” means any corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.

(dd) “Trading Day” means any day on which the national stock exchange upon which the Shares are listed is open for trading or, if the Shares are not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.

(ee) “Treasury Regulation” means the Treasury regulations of the Code. Any reference to a provision in a Treasury regulation includes any successor provision thereto.

Section 3. Administration.

(a) Administration of Plan. The Plan shall be administered by the Committee which shall have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan including, without limitation, adopting sub-plans applicable to particular Participating Companies or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code and under the Non-423 Component. With respect to the Non-423 Component, the rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 13 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee shall be final and binding on all persons. All expenses of administering the Plan shall be borne by the Company. Notwithstanding anything in the Plan to the contrary and without limiting the generality of the foregoing, the Committee shall have the authority to change the minimum amount of Compensation for payroll deductions pursuant to Section 6(a) of the Plan, the frequency with which a Participant may elect to change their rate of payroll deductions pursuant to Section 6(b), the dates by which a Participant is required to submit an Enrollment Form pursuant to Sections 6(b) and 10(a) of the Plan, and the effective date of a Participant’s withdrawal due to termination of employment or change in status pursuant to Section 11, and the withholding procedures pursuant to Section 20(n).

(b) Delegation of Authority. To the extent permitted by Applicable Law, the Committee may delegate to (i) one or more officers of the Company some or all of its authority under the Plan and (ii) one or more committees of the Board some or all of its authority under the Plan.

Section 4. Eligibility. In order to participate in an Offering, an Eligible Employee must deliver a completed Enrollment Form to the Company at least five (5) business days prior to the Offering Date (unless a different time is set by the Committee for all Eligible Employees with respect to such Offering) and must elect his or her payroll deduction rate as described in Section 6. Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan if (i) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time, in accordance with the provisions of Section 423(b)(8) of the Code.

Section 5. Offering Periods. The Plan shall be implemented by a series of Offering Periods, each of which shall be six (6) months in duration, with new Offering Periods commencing on or about January 1 and July 1 of each year (or such other times as determined by the Committee). The Committee shall have, prior to the commencement of a particular Offering Period, the authority to change the duration, frequency, start and end dates of Offering Periods (subject to a maximum Offering Period of twenty-seven (27) months).

Section 6. Participation.

(a) Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company, in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, which may be electronic, the Eligible Employee authorizes payroll deductions from his or her pay check in an amount equal to at least one percent (1%), but not more than twenty percent (20%) of his or her Compensation on each pay day occurring during an Offering Period (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins). Payroll deductions shall commence as soon as practicable following the Offering Date and end on the latest practicable payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan.

(b) Election Changes. During an Offering Period, a Participant may decrease or increase his or her rate of payroll deductions applicable to such Offering Period only once. To make such a change, the Participant must submit a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen (15) days before the Purchase Date. A Participant may decrease or increase his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen days before the start of the next Offering Period.

(c) Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (i) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with this Section 6, (ii) withdraws from the Plan in accordance with Section 10, or (iii) terminates employment or otherwise becomes ineligible to participate in the Plan.

(d) Non-U.S. Employees. In order to facilitate participation in the Plan, the Committee may provide for such special terms applicable to Participants who are citizens or residents of a non-U.S. jurisdiction, or who are employed by a Participating Company outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Except as permitted by Section 423 of the Code, with respect to the 423 Component, such special terms may not be more favorable than the terms of rights granted under the 423 Component to Eligible Employees who are residents of the United States. Such special terms may be set forth in an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the 423 Component or the Non-423 Component, as determined by the Committee). With respect to the Non-423 Component only, to the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. Without limiting the foregoing, the Committee is specifically authorized to adopt rules and procedures, with respect to Participants who are non-U.S. nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions.

Section 7. Grant of Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of Shares determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price; provided, that the maximum number of Shares that may be purchased by each Participant during an Offering Period shall not exceed 25,000 Shares (subject to adjustment in accordance with Section 18 and the limitations set forth in Section 4 and Section 13 of the Plan) (the “Offering Period Limit”).

Section 8. Exercise of Option/Purchase of Shares. A Participant’s option to purchase Shares will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole Shares that can be purchased with the amounts in the Participant’s notional account, subject to the Offering Period Limit and the limitations set forth in Section 4 and Section 13 of the Plan. No fractional Shares may be purchased, but contributions unused in a given Offering Period due to being less than the cost of a Share will be carried forward to the next Offering Period, subject to earlier withdrawal by the Participant in accordance with Section 10 or termination of employment or change in employment status in accordance with Section 11. During a Participant’s lifetime, the Participant’s option to purchase Shares under the Plan is exercisable only by the Participant.

Section 9. Transfer of Shares. As soon as administratively practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the Shares purchased upon exercise of his or her option. The Committee may permit or require that the Shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and may require that the Shares be retained with such Designated Broker for a specified period of time. Participants will not have any voting, dividend or other rights of a shareholder with respect to the Shares subject to any option granted hereunder until such Shares have been delivered pursuant to this Section 9.

Section 10. Withdrawal.

(a) Withdrawal Procedure. A Participant may withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw at least fifteen (15) days before the Purchase Date. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase Shares) shall be paid to the Participant promptly following receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6(a) of the Plan.

(b) Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.

Section 11. Termination of Employment; Change in Employment Status.

(a) Notwithstanding Section 10, upon termination of a Participant’s employment for any reason prior to the Purchase Date, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, the Participant will be deemed to have withdrawn from an Offering in accordance with Section 10 and the payroll deductions in the Participant’s notional account (that have not been used to purchase Shares) shall be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to such amounts by will or the laws of descent and distribution, and the Participant’s option to purchase Shares shall be automatically terminated. If the Participant’s termination of employment or change in status occurs within ten (10) days before a Purchase Date, the accumulated payroll deductions shall be used to purchase Shares on the Purchase Date.

(b) Unless otherwise determined by the Committee, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Participating Company will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s option to purchase Shares will be qualified under the 423 Component only to the extent that such exercise complies with Section 423 of the Code.  If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Participant’s option to purchase Shares will remain non-qualified under the Non-423 Component.

Section 12. Interest. No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

Section 13. Shares Reserved for Plan.

(a) Number of Shares. The maximum number of Shares available for issuance under the Plan shall initially not exceed in the aggregate [●] Shares,1 subject to adjustment as provided in Section 18. The Shares may be newly issued Shares, treasury Shares or Shares acquired on the open market. The total number of Shares available for purchase under the Plan shall be increased on the first day of each Company fiscal year following the Effective Date in an amount equal to the lesser of (i) [●] Shares,2 (ii) 1.0% of the total number of Shares outstanding as of the end of the last day of the immediately preceding calendar year and (iii) such number of Shares as determined by the Board in its discretion; provided that the maximum number of Shares that may be issued under the Plan in any event shall be 29,510,507 Shares (subject to any adjustment in accordance with Section 18). If any purchase of Shares pursuant to an option under the Plan is not consummated, the Shares not purchased under such option will again become available for issuance under the Plan.

(b) Over-subscribed Offerings. The number of Shares which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase Shares which, if added together with the total number of Shares purchased by all other Participants in such Offering would exceed the total number of Shares remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

Section 14. Transferability. No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Shares hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 17) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.

Section 15. Application of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by Applicable Law, and the Company shall not be required to segregate such payroll deductions or contributions.

[1]	The number of shares to be equal to two percent (2%) of the total number of the Company ordinary shares outstanding immediately following the Closing.

[2]	The number of shares to be equal to two percent (2%) of the total number of the Company ordinary shares outstanding immediately following the Closing.

Section 16. Statements. Participants will be provided with statements at least annually which shall set forth the contributions made by the Participant to the Plan, the Purchase Price of any Shares purchased with accumulated funds, the number of Shares purchased, and any payroll deduction amounts remaining in the Participant’s notional account.

Section 17. Designation of Beneficiary. If permitted by the Committee, a Participant may file, on forms supplied by the Committee, a written designation of beneficiary who, in the event of the Participant’s death, is to receive any Shares from the Participant’s ESPP Share Account or any payroll deduction amounts remaining in the Participant’s notional account.

Section 18. Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the Company’s structure affecting the Shares occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of Shares and class of Shares that may be delivered under the Plan, the Purchase Price per Share and the number of Shares covered by each outstanding option under the Plan, and the numerical limits of Section 7 and Section 13.

(b) Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10 (or deemed to have withdrawn in accordance with Section 11).

Section 19. Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such date, the Participant has withdrawn (or, pursuant to Section 11, been deemed to have withdrawn) from the Offering in accordance with Section 10. Notwithstanding the foregoing, in the event of a Corporate Transaction, the Committee may also elect to terminate all outstanding Offering Periods in accordance with Section 20(i).

Section 20. General Provisions.

(a) Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.

(b) No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.

(c) Rights as Shareholder. A Participant will become a shareholder with respect to the Shares that are purchased pursuant to options granted under the Plan when the Shares are transferred to the Participant or, if applicable, to the Participant’s ESPP Share Account. A Participant will have no rights as a shareholder with respect to Shares for which an election to participate in an Offering Period has been made until such Participant becomes a shareholder as provided herein.

(d) Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

(e) Entire Plan. The Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

(f) Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all Applicable Laws and regulations. Shares shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of the Shares pursuant thereto shall comply with all Applicable Laws, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the Shares may then be listed.

(g) Disqualifying Dispositions. Each Participant shall give the Company prompt written notice of any disposition or other transfer of Shares acquired pursuant to the exercise of an option acquired under the Plan, if such disposition or transfer is made within two years after the Offering Date or within one year after the Purchase Date. Notwithstanding the foregoing, Participants shall not transfer Shares acquired pursuant to the exercise of an option acquired under the Plan to a broker other than the Designated Broker within two years after the Offering Date or within one year after the Purchase Date.

(h) Term of Plan. The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 20(i), shall have a term of ten (10) years.

(i) Amendment or Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once Shares have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 18). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase Shares will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

(j) Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced in accordance with the laws of the State of Israel, disregarding any state’s choice of law principles requiring the application of a jurisdiction’s laws other than the State of Israel. Certain definitions, which refer to the laws of such jurisdiction, shall be construed in accordance with other such laws. The competent courts located in Tel-Aviv-Jaffa, Israel shall have exclusive jurisdiction over any dispute arising out of or in connection with the Plan and any award granted hereunder.

(k) Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

(l) Section 423. The Plan (other than the Non-423 Component) is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan (other than the Non-423 Component) that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.

(m) Section 409A; Limitation of Liability. The Plan and all options are intended to be exempt from Section 409A of the Code as “statutory stock options” within the meaning of Treasury Regulation §1.409A-1(b)(5)(ii), and the Plan and the options will be interpreted and administered accordingly. Notwithstanding anything to the contrary in the Plan, neither the Company nor the Committee, nor any person acting on behalf of the Company or the Committee, will be liable to any Participant or other person by reason of any acceleration of income, any additional tax, or any other tax or liability asserted by reason of the failure of the Plan or any option to be exempt from or satisfy the requirements of Section 409A of the Code.

(n) Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan. At any time, the Company or any Subsidiary may, but will not be obligated to, withhold from a Participant’s compensation the amount necessary for the Company or any Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company or any Subsidiary any tax deductions or benefits attributable to the sale or early disposition of Shares by such Participant. In addition, the Company or any Subsidiary may, but will not be obligated to, withhold from the proceeds of the sale of Shares or any other method of withholding that the Company or any Subsidiary deems appropriate to the extent permitted by, where applicable, Treasury Regulation Section 1.423-2(f). The Company will not be required to issue any Shares under the Plan until such obligations are satisfied.

(o) Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

(p) Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

(q) Participating Company. A Participating Company may withdraw from the Plan as of any Offering Date by giving written notice to the Board, which notice must be received by at least thirty (30) days prior to such Offering Date.